UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2010

Syntroleum Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma		74135
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-592-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed on Form 8-K filed on July 14, 2010, we have entered into a Common Stock Purchase Agreement ("Purchase Agreement") with Energy Opportunity Ltd. ("Energy") pursuant to which, we may, from time to time and subject to the terms and limitations set forth in the Purchase Agreement, sell shares of our common stock to Energy. On December 29, 2010, we expect to sell to Energy 2,890,173 shares of our common stock under the Purchase Agreement at a negotiated purchase price of $1.73 per share, based on current market prices, for an aggregate purchase price of $5,000,000. We currently intend to use the net proceeds from the sale of the offered securities for general corporate purposes. In connection with this sale, we are filing, as Exhibit 5.1 hereto, an opinion of our counsel, Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed herewith:
5.1 Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
23.1 Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
(included as part of Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

December 29, 2010	By:	/s/ Karen L. Gallagher

Name: Karen L. Gallagher
Title: Sr. Vice President of Finance/Principal Financial Officer

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Exhibit Index

Exhibit No.	Description

5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.